                               DURLAND & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS
                           A PROFESSIONAL ASSOCIATION
                              232A ROYAL PALM WAY
                              PALM BEACH, FL 33480
                          (561) 822-9995 FAX 822-9942

18 March 2002

Chief Accountants Office
US Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

We have read Item 4(a) of Form 8-K dated 18 March 2002 on Internet Recreation,
Inc., SEC File No. 333-68020, and are in agreement with the statements contained therein as they pertain this firm.  We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/Durland & Company, CPAs, P.A.
   Durland & Company, CPAs, P.A.